Exhibit 99.1

FOR IMMEDIATE RELEASE

COMMERICAL VEHICLE GROUP ANNOUNCES REALIGNMENT OF ITS EXECUTIVE LEADERSHIP TEAM

NEW ALBANY, Ohio, July 9, 2014 /PRNewswire/ — Commercial Vehicle Group, Inc. (“CVG” or the “Company”) (Nasdaq: CVGI), announced the realignment of its executive leadership team, effective July 7, 2014.

Under the new structure, Ulf Lindqwister will join CVG, effective August 4, in the capacity of Chief Administrative Officer with responsibility for Global Information Technology, Global Research & Development, Global Supply Chain Management, Operational Excellence, Mergers & Acquisitions, Corporate Business Development, Strategic Planning and Government Affairs. Lindqwister comes to CVG from Caterpillar, where he served most recently as the Manager of Growth, M & A, and External Relationships for CAT Electronics. Ulf holds a PhD in Physics from Princeton University and a Masters of Business Administration from The Anderson School of Business at UCLA.

The Company also announced the realignment of its Aftermarket business, with the North American Aftermarket business now reporting to Pat Miller in his capacity of President of Global Truck & Bus. Geoff Perich, Asia Pacific Managing Director, will assume responsibility for the APAC Aftermarket business and Kevin Lane, European, Middle Eastern and African Manager Director, will assume responsibility for the EMEA Aftermarket business. Kevin Frailey, President of Global Construction, Agriculture and Military, continues in this same capacity.

In connection with these organizational changes , Timo Haatanen, President of Global Aftermarket and Bob Averitt, Chief Information Officer, are no longer with the Company.

Rounding out the executive leadership team are Chief Financial Officer, Timothy Trenary; General Counsel, Chief Compliance Officer and Secretary, Brent Walters; and Chief Human Resources Officer, Laura Macias.

“The recent refinement of our executive leadership team to include Managing Directors in both the APAC and EMEA geographies creates an opportunity for us to now more readily address the unique local needs of our Aftermarket customers in all of the geographies we serve,” said Rich Lavin, President and CEO of Commercial Vehicle Group.” “I am extremely confident in the leadership of our global and regional operations executives to deploy our efforts and resources to position the Company for future profitable growth.”

“I look forward to welcoming Ulf to CVG next month and supporting him in this critical new role. His skill set and experience is well suited to more effectively focus our product design, and manufacturing and operating cost structure initiatives in support of our product line management structure. Ulf is an outstanding addition to a strong leadership team focused on delivering industry-leading results,” added Lavin.

About Commercial Vehicle Group, Inc.

Commercial Vehicle Group, Inc. is a Delaware (USA) corporation. We were formed as a privately-held company in August 2000. We became a publicly held company in 2004. The Company (and its subsidiaries) is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the heavy-duty (Class 8) truck market, the medium-and heavy-construction vehicle markets, the military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational (ATV/UTV) markets. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and enhance the Company, the future of the Company’s end markets, Class 8 North America build rates, performance of the global construction equipment business, expected cost savings, enhanced shareholder value and other economic benefits of the consulting services, the Company’s initiatives to address customer needs, organic growth, the Company’s economic growth plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company’s ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck, construction, aftermarket, military, bus, agriculture and other markets; (v) the Company’s failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company’s customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (viii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (ix) the Company’s ability to comply with the financial covenants in its revolving credit facility; (x) the Company’s ability to realize the benefits of its cost reduction and strategic initiatives; (xi) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (xii) volatility and cyclicality in the commercial vehicle market adversely affecting us; and (xiii) various other risks as outlined under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2013. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

SOURCE Commercial Vehicle Group, Inc.

Terry Hammett, Investor Relations, Commercial Vehicle Group, Inc., (614) 289-5384